FOURTEENTH AMENDMENT TO THE CUSTODY AGREEMENT

THIS FOURTEENTH AMENDMENT, effective as of February 18, 2021 October 14, 2020, to the Custody Agreement, originally made and entered into as of January 4, 2013, as amended May 16, 2013 July 24, 2013, October 5, 2013, October 29, 2013, April 10, 2014, November 18, 2014, February 17, 2015, October 28, 2015, August 1, 2016, February 19, 2019, March 28, 2019, August 12, 2019, August 19, 2019, and October 14, 2020 (the "Agreement''), is entered into by and between ADVISORS PREFERRED TRUST, a Delaware statutory trust, (the "Trust") and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend the Agreement to add additional series; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have caused this Fourteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS PREFERRED TRUST	U.S. BANK NATIONAL ASSOCIATION

By: /s/___________________________	By: /s/___________________________

Printed Name: Catherine Ayers-Rigsby	Printed Name: Anita Zagrodnik

Title: President	Title: Senior Vice President

Date: 2/18/2021

Amended Exhibit B

to the

Custody Agreement – Advisors Preferred Trust (Fund Names)

Name of Series
OnTrack Core Fund
The Gold Bullion Strategy Fund
The Gold Bullion Strategy Portfolio
Quantified Managed Income Fund
Quantified Market Leaders Fund
Quantified Alternative Investment Fund
Quantified STF Fund
Spectrum Low Volatility Fund
Spectrum Advisors Preferred Fund
Kensington Managed Income Fund
Kensington Dynamic Growth Fund
Hundredfold Select Alternative Fund
Quantified Tactical Fixed Income Fund
Quantified Evolution Plus Fund
Quantified Common Ground Fund
Quantified Pattern Recognition Fund
Quantified Tactical Sectors Fund